Exhibit 99.1

Press Release For immediate release
Invesco Mortgage Capital Inc. Reports Third Quarter 2014 Financial Results
Generated core earnings of $54.3 million, or $0.44 per share, while continuing to reposition the portfolio and expand our funding sources

Atlanta – November 4, 2014 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the "Company") today announced financial results for the quarter ended September 30, 2014, including core earnings of $0.44 per share.

"We believe accumulation of an attractive dividend and long-term stability of book value will reward long-term investors," said Richard King, President and CEO. "Year-to-date, IVR has declared $1.50 per common share of dividends and has grown book value from $17.97 to $19.16 per share."
Third Quarter Highlights
•	Book value per share ended the quarter at $19.16, down 3.2% from Q2 and up 6.6% YTD
•	Core earnings of $54.3 million or $0.44 per share reflects higher prepayment speeds which have since declined
•	GAAP net income after preferred dividends of $31.1 million or $0.25 per share
•	Comprehensive income (loss) attributable to common shareholders of ($13.6) million or ($0.11) per share for Q3 and $330.1 million or $2.68 per share YTD
•	Debt to equity ratio declined 0.12x to 6.70x for Q3 primarily due to lower leverage on repurchase agreements
Management of the Company's portfolio reflects initiatives designed to take advantage of opportunities and mitigate risks resulting from structural changes in the financing of real estate in the United States. Additional descriptions of initiatives and rationale are included in the financial results below.

($ in millions, except share amounts)	Q3 ‘14	Q2 ‘14
(unaudited)	(unaudited)
Average earning assets (at amortized costs)	$19,599.3	$20,025.9
Average borrowed funds	17,350.8	17,546.7
Average equity	$2,449.6	$2,470.9

Interest income	$169.4	$174.5
Interest expense	70.3	69.4
Net interest income	99.1	105.0
Gain (loss) on sale of investments, net	(48.0)	(20.8)
Gain (loss) on derivative instruments, net	(3.7)	(167.8)
Other income (loss), net	—	4.2
Operating expenses	13.3	13.1
Net income (loss)	34.4	(92.4)
Dividends to preferred shareholders	2.7	2.7
Undeclared cumulative dividends to preferred shareholders	0.7	—
Net income (loss) after preferred dividends	$31.1	($95.1)

Average portfolio yield	3.46%	3.48%
Cost of funds	1.62%	1.58%
Debt to equity ratio	6.70	x	6.82	x
Return on average equity	5.18%	(15.40%)
Book value per common share (diluted)	$19.16	$19.80
Earnings (loss) per common share (basic)	$0.25	($0.76)
Dividends declared per common share	$0.50	$0.50
Dividends declared per preferred share on Series A Preferred Stock	$0.4844	$0.4844

Non-GAAP Financial Measures*:
Core earnings	$54.3	$62.1
Core earnings per common share	$0.44	$0.50
Effective interest expense	$99.5	$100.1
Effective cost of funds	2.29%	2.28%
Effective net interest income	$69.9	$74.3
Effective interest rate margin	1.17%	1.20%

Exhibit 99.1

* Core earnings, effective interest expense (and by calculation, effective cost of funds) and effective net interest income (and by calculation, effective interest rate margin) are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" below for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income, total interest expense (and by calculation, cost of funds) and net interest income (and by calculation, net interest rate margin).

Financial Summary

During the third quarter of 2014, the Company generated $54.3 million in core earnings. This was accomplished while continuing to reposition the investment portfolio to be less interest rate sensitive. Net income after preferred dividends for the third quarter of 2014 was $31.1 million, compared to net loss after preferred dividends of $95.1 million for the second quarter of 2014. The increase in net income after preferred dividends was primarily due to lower losses on derivative instruments in the third versus second quarter of 2014. Book value declined 3.2% to $19.16 reflecting lower asset prices and wider credit spreads.

The Company made progress on its key initiatives during the quarter by adding two residential loan securitizations, two commercial loans, and additional credit risk transfer securities issued by government-sponsored enterprises ("GSE CRT") to its investment portfolio. As of September 30, 2014, the Company increased its portfolio of residential and commercial loans held for investment to $3.2 billion, an increase of $841.9 million from June 30, 2014. The Company’s mortgage-backed securities ("MBS") portfolio totaled $17.3 billion, a decrease of $950.8 million from June 30, 2014. For the quarter ended September 30, 2014, average earning assets were $19.6 billion, representing a decrease of $426.6 million from June 30, 2014. The portfolio generated interest income of $169.4 million during the three months ended September 30, 2014, which reflects a decrease of $5.0 million from the three months ended June 30, 2014. The decrease in interest income was the result of lower average assets during the quarter and faster prepayment speeds on Agency residential mortgage-backed securities ("RMBS").

For the quarter ended September 30, 2014, the Company had average borrowings of approximately $17.4 billion and effective interest expense of $99.5 million, compared to $17.5 billion and $100.1 million, respectively, for the second quarter of 2014. The Company's effective cost of funds was 2.29% and 2.28% for the third quarter and second quarter of 2014, respectively.

Operating expenses for the third quarter of 2014 totaled $13.3 million, compared to $13.1 million for the second quarter of 2014. The ratio of operating expenses to average equity for the third quarter was 2.17%, which was an increase of 5 basis points from the second quarter of 2014. The increase in operating expenses was primarily due to new investments in commercial loans and residential loan securitizations.

The Company declared a common stock dividend of $0.50 per share for the third quarter of 2014. The dividend was paid on October 28, 2014. The Company declared a Series A preferred stock dividend of $0.4844 per share in the third quarter of 2014. The dividend was paid on October 27, 2014.

In September 2014, the Company completed a public offering of 6,200,000 shares of 7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Stock") at the price of $25.00 per share. On November 4, 2014, the Company's Board of Directors declared a cash dividend on its Series B Preferred Stock of $0.57049 per share. The dividend will be paid on December 29, 2014 to shareholders of record on December 5, 2014. The first dividend on the Series B Preferred Stock is more than a full quarter and covers the period from, and including, the date of issuance through but excluding December 27, 2014.

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management firm.

Exhibit 99.1

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Wednesday, November 5, 2014, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    888-942-8507
International:        415-228-4839
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on November 19, 2014 by calling:

866-346-7114 (North America) or 203-369-0015 (International).

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance. In addition, words such as “will,” “anticipates,” “expects” and “plans,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from the Company's expectations. The Company cautions investors not to rely unduly on any forward-looking statements and urges investors to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified by this cautionary notice. The Company expressly disclaims any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Contact: Bill Hensel, 404-479-2886

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except share amounts	2014	2013	2014	2013
Interest Income
Mortgage-backed securities	144,043	157,539	447,702	486,619
Residential loans	22,713	13,417	60,888	20,443
Commercial loans	2,649	372	6,329	432
Total interest income	169,405	171,328	514,919	507,494
Interest Expense
Repurchase agreements	45,756	73,695	142,649	208,487
Secured loans	1,223	—	1,399	—
Exchangeable senior notes	5,620	5,621	16,840	12,403
Asset-backed securities	17,660	10,266	47,421	15,722
Total interest expense	70,259	89,582	208,309	236,612
Net interest income	99,146	81,746	306,610	270,882
Provision for loan losses	(209)	87	(52)	751
Net interest income after provision for loan losses	99,355	81,659	306,662	270,131
Other Income (loss)
Gain (loss) on sale of investments, net	(47,952)	(69,323)	(80,436)	(56,919)
Equity in earnings and fair value change in unconsolidated ventures	1,145	1,422	5,480	5,169
Gain (loss) on derivative instruments, net	(3,704)	(6,887)	(322,832)	44,424
Realized and unrealized credit default swap income	247	297	868	828
Other investment income (loss), net	(1,358)	—	(1,358)	—
Total other income (loss)	(51,622)	(74,491)	(398,278)	(6,498)
Expenses
Management fee – related party	9,214	10,945	27,876	32,106
General and administrative	4,079	2,259	11,014	6,845
Total expenses	13,293	13,204	38,890	38,951
Net income (loss)	34,440	(6,036)	(130,506)	224,682
Net income (loss) attributable to non-controlling interest	394	(63)	(1,485)	2,392
Net income (loss) attributable to Invesco Mortgage Capital Inc.	34,046	(5,973)	(129,021)	222,290
Dividends to preferred shareholders	2,713	2,713	8,138	8,138
Undeclared cumulative dividends to preferred shareholders	661	—	661	—
Net income (loss) attributable to common shareholders	30,672	(8,686)	(137,820)	214,152
Earnings (loss) per share:
Net income (loss) attributable to common shareholders
Basic	0.25	(0.06)	(1.12)	1.61
Diluted	0.25	(0.06)	(1.12)	1.56
Dividends declared per common share	0.50	0.50	1.50	1.80

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands except share amounts	2014	2013	2014	2013
Net income (loss)	34,440	(6,036)	(130,506)	224,682
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed securities	(113,946)	5,707	328,743	(763,016)
Reclassification of unrealized loss on sale of mortgage-backed securities to gain (loss) on sales of investments, net	47,952	69,323	80,436	56,919
Unrealized gain (loss) on derivative instruments	—	(74,098)	—	183,391
Reclassification of unrealized loss on derivative instruments to gain (loss) on derivatives, net	—	43,583	—	116,553
Reclassification of amortization of repurchase agreements interest expense to repurchase agreements interest expense	21,227	—	64,055	—
Total Other comprehensive income (loss)	(44,767)	44,515	473,234	(406,153)
Comprehensive income (loss)	(10,327)	38,479	342,728	(181,471)
Less: Comprehensive (income) loss attributable to non-controlling interest	117	(402)	(3,919)	1,856
Less: Dividends to preferred shareholders	(2,713)	(2,713)	(8,138)	(8,138)
Less: Undeclared cumulative dividends to preferred shareholders	(661)	—	(661)	—
Comprehensive income (loss) attributable to common shareholders	(13,584)	35,364	330,010	(187,753)

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of
In thousands except share amounts	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Mortgage-backed securities, at fair value	17,297,034	17,348,657
Residential loans, held-for-investment (1)	3,103,434	1,810,262
Commercial loans, held-for-investment	144,707	64,599
Cash and cash equivalents	128,944	210,612
Due from counterparties	28,499	1,500
Investment related receivable	55,942	515,404
Investments in unconsolidated ventures, at fair value	42,281	44,403
Accrued interest receivable	66,295	68,246
Derivative assets, at fair value	74,421	262,059
Deferred securitization and financing costs	13,485	13,894
Other investments	62,500	10,000
Other assets	1,521	1,343
Total assets (1)	21,019,063	20,350,979
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	13,571,889	15,451,675
Secured loans	1,250,000	—
Asset-backed securities issued by securitization trusts (1)	2,745,940	1,643,741
Exchangeable senior notes	400,000	400,000
Derivative liabilities, at fair value	222,559	263,204
Dividends and distributions payable	64,976	66,087
Investment related payable	12,351	28,842
Accrued interest payable	23,080	26,492
Collateral held payable	35,446	52,698
Accounts payable and accrued expenses	2,567	4,304
Due to affiliate	9,854	10,701
Total liabilities (1)	18,338,662	17,947,744
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,918	—
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 123,101,132 and 124,510,246 shares issued and outstanding, respectively	1,231	1,245
Additional paid in capital	2,531,914	2,552,464
Accumulated other comprehensive income (loss)	310,837	(156,993)
Retained earnings (distributions in excess of earnings)	(477,759)	(155,957)
Total shareholders’ equity	2,651,497	2,376,115
Non-controlling interest	28,904	27,120
Total equity	2,680,401	2,403,235
Total liabilities and equity	21,019,063	20,350,979

(1)
The consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. As of September 30, 2014 and December 31, 2013, total assets of the consolidated VIEs were $3,118,222 and $1,819,295, respectively, and total liabilities of the consolidated VIEs were $2,754,169 and $1,648,400, respectively.

Exhibit 99.1

Non-GAAP Financial Measures

In addition to the results presented in accordance with U.S. GAAP, this release contains the non-GAAP financial measures of "core earnings," "effective interest expense" (and by calculation, "effective cost of funds") and "effective net interest income (and by calculation, "effective interest rate margin"). The Company’s management uses these non-GAAP financial measures in its internal analysis of results and believes these measures are useful to investors for the reasons explained below. The most directly comparable U.S. GAAP measures are net income attributable to common shareholders, total interest expense (and by calculation, cost of funds) and net interest income (and by calculation, net interest rate margin).

These non-GAAP financial measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with U.S. GAAP. Additional reconciling items may be added to the non-GAAP measures if deemed appropriate.

The Company calculates core earnings as U.S. GAAP net income attributable to common shareholders adjusted for gain (loss) on sale of investments, net, realized gain on interest rate derivative instruments (excluding contractual net interest on interest rate swaps), unrealized loss on interest rate derivative instruments, amortization of deferred swap losses from de-designation and adjustments attributable to non-controlling interest.

The Company believes the presentation of core earnings allows investors to evaluate and compare the performance of the Company to that of its peers because core earnings measures investment portfolio performance over multiple reporting periods by removing realized and unrealized gains and losses. The Company records changes in the valuation of its investment portfolio, and through December 31, 2013 certain interest rate swaps, in other comprehensive income. Effective December 31, 2013, the Company elected to discontinue hedge accounting for its interest rate swaps. As a result of its election, starting January 1, 2014, the change in market value of its interest rate swaps and the amortization of deferred swap losses remaining in other comprehensive income at December 31, 2013 are included in U.S. GAAP net income. In addition, the Company uses swaptions, invests in to-be-announced securities and U.S. Treasury futures that do not qualify under U.S. GAAP for inclusion in other comprehensive income, and, as such, the changes in valuation are recorded in earnings in the period in which they occur. For internal portfolio analysis, the Company’s management deducts these gains and losses from U.S. GAAP net income to provide a consistent view of investment portfolio performance across reporting periods. As such, the Company believes that the disclosure of core earnings is useful and meaningful to its investors.

However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

Effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin include adjustments for the net interest component related to the Company's interest rate swaps and excludes amortization of deferred swap losses from de-designation. Although, as of January 1, 2014 the Company has elected to discontinue hedge accounting for its interest rate swaps, such derivative instruments are viewed by the Company as an economic hedge against increases in future market interest rates on its liabilities and therefore the effective cost of funds reflects interest expense adjusted to include the realized loss (i.e., the interest expense component) for all of its interest rate swaps and add back the unrealized loss from swap losses that were previously recorded in other comprehensive income and is being amortized into interest expense over the remaining swap lives. In addition, the Company views the cost of the associated repurchase agreements and secured loans, borrowing costs on its exchangeable senior notes, and borrowing costs on its asset-backed securities as a component of its effective cost of funds.

Exhibit 99.1

The Company believes the presentation of effective interest expense, effective costs of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs, as viewed by the Company.

The table below provides a reconciliation of U.S. GAAP net income attributable to common shareholders to core earnings for the following periods:

	Three Months Ended			Nine Months Ended
$ in thousands, except per share data	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net income (loss) attributable to common shareholders	30,672	(94,052)	(8,686)	(137,820)	214,152
Adjustments:
(Gain) loss on sale of investments, net	47,952	20,766	69,323	80,436	56,919
Realized (gain) loss on derivative instruments (excluding contractual net interest on interest rate swaps of $50,446, $52,205, $0, $154,092 and $0, respectively)	1,016	15,037	(39,075)	34,877	(66,234)
Unrealized (gain) loss on derivative instruments	(47,758)	100,574	45,962	133,863	21,810
Loss on foreign currency transactions	1,479	—	—	1,479	—
Amortization of deferred swap losses from de-designation	21,227	21,532	—	64,055	—
Subtotal	23,916	157,909	76,210	314,710	12,495
Adjustment attributable to non-controlling interest	(274)	(1,807)	(795)	(3,592)	(132)
Core earnings	54,314	62,050	66,729	173,298	226,515
Basic earnings (loss) per common share	0.25	(0.76)	(0.06)	(1.12)	1.61
Core earnings per share attributable to common shareholders	0.44	0.50	0.49	1.41	1.70

The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended September 30, 2014		Three Months Ended June 30, 2014		Three Months Ended September 30, 2013
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	70,259	1.62%	69,437	1.58%	89,582	1.97%
Less: Amortization of deferred swap losses from de-designation	(21,227)	(0.49)%	(21,532)	(0.49)%	—	—%
Add: Net interest paid - interest rate swaps	50,446	1.16%	52,205	1.19%	—	—%
Effective interest expense	99,478	2.29%	100,110	2.28%	89,582	1.97%

	Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2013
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	208,309	1.60%	236,612	1.74%
Less: Amortization of deferred swap losses from de-designation	(64,055)	(0.49)%	—	—%
Add: Net interest paid - interest rate swaps	154,092	1.18%	—	—%
Effective interest expense	298,346	2.29%	236,612	1.74%

Exhibit 99.1

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended September 30, 2014		Three Months Ended June 30, 2014		Three Months Ended September 30, 2013
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	99,146	1.84%	105,015	1.90%	81,746	1.38%
Add: Amortization of deferred swap losses from de-designation	21,227	0.49%	21,532	0.49%	—	—%
Less: Net interest paid - interest rate swaps	(50,446)	(1.16)%	(52,205)	(1.19)%	—	—%
Effective net interest income	69,927	1.17%	74,342	1.20%	81,746	1.38%

	Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2013
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	306,610	1.89%	270,882	1.53%
Add: Amortization of deferred swap losses from de-designation	64,055	0.49%	—	—%
Less: Net interest paid - interest rate swaps	(154,092)	(1.18)%	—	—%
Effective net interest income	216,573	1.20%	270,882	1.53%

Mortgage-Backed Securities

The following table summarizes certain characteristics of the Company’s MBS portfolio as of September 30, 2014:

$ in thousands	Principal Balance	Unamortized Premium (Discount)	Amortized Cost	Unrealized Gain/ (Loss), net	Fair Value	Net Weighted Average Coupon (1)	Period- end Weighted Average Yield (2)	Quarterly Weighted Average Yield (3)
Agency RMBS:
15 year fixed-rate	1,299,392	64,705	1,364,097	25,856	1,389,953	4.05%	2.55%	2.59%
30 year fixed-rate	4,583,250	308,930	4,892,180	8,936	4,901,116	4.30%	2.90%	2.95%
ARM*	519,631	8,752	528,383	4,497	532,880	2.85%	2.31%	2.30%
Hybrid ARM	2,596,919	38,712	2,635,631	14,690	2,650,321	2.77%	2.39%	2.35%
Total Agency pass-through	8,999,192	421,099	9,420,291	53,979	9,474,270	3.74%	2.67%	2.70%
Agency-CMO(4)	1,876,484	(1,413,263)	463,221	(9,473)	453,748	2.42%	4.42%	3.03%
Non-Agency RMBS(5)(6)	3,805,256	(603,732)	3,201,524	100,556	3,302,080	3.68%	3.92%	4.44%
GSE CRT(7)	570,500	26,549	597,049	13,277	610,326	4.82%	4.02%	3.91%
CMBS(8)	3,300,260	56,880	3,357,140	99,470	3,456,610	4.82%	4.48%	4.50%
Total	18,551,692	(1,512,467)	17,039,225	257,809	17,297,034	3.78%	3.82%	3.40%

*	Adjustable-rate mortgage ("ARM")

(1)	Net weighted average coupon (“WAC”) as of September 30, 2014 is presented net of servicing and other fees.

(2)	Period-end weighted average yield is based on amortized cost as of September 30, 2014 and incorporates future prepayment and loss assumptions.

(3)
Quarterly weighted average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the Company's average of the amortized cost of the investments. All yields are annualized.

Exhibit 99.1

(4)	Agency collateralized mortgage obligations ("Agency-CMO") include interest-only securities which represent 28.7% of the balance based on fair value.

(5)	Non-Agency RMBS held by the Company is 55.9% variable rate, 37.2% fixed rate, and 6.9% floating rate based on fair value.

(6)	Of the total discount in non-Agency RMBS, $387.2 million is non-accretable.

(7)
GSE CRT are general obligations of Fannie Mae or Freddie Mac that are structured to provide credit protection to the GSE issuer with respect to defaults and other credit events within reference pools of residential mortgage loans that collateralize MBS issued and guaranteed by such GSE.

(8)	Commercial mortgage-backed securities ("CMBS") include commercial real estate mezzanine loan pass-through certificates which represent 1.4% of the balance based on fair value.

Constant Prepayment Rates ("CPR")
The CPR of the Company's portfolio impacts the amount of premium and discount on the purchase of securities that is recognized into income. The Company's Agency, non-Agency RMBS and GSE CRT had a weighted average CPR of 12.1 and 10.0 for the three months ended September 30, 2014 and June 30, 2014, respectively. The table below shows the three month CPR for the Company's RMBS compared to bonds with similar characteristics (“Cohorts”):

	September 30, 2014		June 30, 2014
	Company	Cohorts	Company	Cohorts
15 year Agency RMBS	12.9	14.8	12.3	13.3
30 year Agency RMBS	12.0	12.8	9.4	9.8
Agency Hybrid ARM RMBS	13.0	NA	9.4	NA
Non-Agency RMBS	11.9	NA	11.2	NA
GSE CRT	8.2	NA	4.5	NA
Weighted average CPR	12.1	NA	10.0	NA

Borrowings
The Company has entered into repurchase agreements, secured loans and issued exchangeable senior notes to finance the majority of its portfolio of investments. The following table summarizes certain characteristics of the Company’s borrowings at September 30, 2014 and December 31, 2013:

$ in thousands	September 30, 2014			December 31, 2013
	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (Days)	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (Days)
Repurchase Agreements:
Agency RMBS	8,693,555	0.32%	18	10,281,154	0.38%	19
Non-Agency RMBS	2,830,368	1.52%	26	3,066,356	1.55%	33
GSE CRT	463,828	1.53%	39	21,708	1.50%	42
CMBS	1,584,138	1.29%	24	2,082,457	1.39%	23
Secured Loans	1,250,000	0.38%	3,564	—	—%	—
Exchangeable Senior Notes	400,000	5.00%	1,262	400,000	5.00%	1,535
Total	15,221,889	0.81%	345	15,851,675	0.86%	60

The Company finances its residential loans held-for-investment through asset-backed securities issued by securitization trusts.

Exhibit 99.1

Interest Rate Swaps
As of September 30, 2014, the Company had the following interest rate swaps outstanding:

$ in thousands Counterparty			Notional	Maturity Date	Fixed Interest Rate in Contract
Deutsche Bank AG			200,000	1/15/2015	1.08%
Deutsche Bank AG			250,000	2/15/2015	1.14%
Credit Suisse International			100,000	2/24/2015	3.26%
Credit Suisse International			100,000	3/24/2015	2.76%
Wells Fargo Bank, N.A.			100,000	7/15/2015	2.85%
Wells Fargo Bank, N.A.			50,000	7/15/2015	2.44%
Morgan Stanley Capital Services, LLC			300,000	1/24/2016	2.12%
The Bank of New York Mellon			300,000	1/24/2016	2.13%
Morgan Stanley Capital Services, LLC			300,000	4/5/2016	2.48%
Credit Suisse International			500,000	4/15/2016	2.27%
The Bank of New York Mellon			500,000	4/15/2016	2.24%
JPMorgan Chase Bank, N.A.			500,000	5/16/2016	2.31%
Goldman Sachs Bank USA			500,000	5/24/2016	2.34%
Goldman Sachs Bank USA			250,000	6/15/2016	2.67%
Wells Fargo Bank, N.A.			250,000	6/15/2016	2.67%
JPMorgan Chase Bank, N.A.			500,000	6/24/2016	2.51%
Citibank, N.A.			500,000	10/15/2016	1.93%
Deutsche Bank AG			150,000	2/5/2018	2.90%
ING Capital Markets LLC			350,000	2/24/2018	0.95%
Morgan Stanley Capital Services, LLC			100,000	4/5/2018	3.10%
ING Capital Markets LLC			300,000	5/5/2018	0.79%
JPMorgan Chase Bank, N.A.			200,000	5/15/2018	2.93%
UBS AG			500,000	5/24/2018	1.10%
ING Capital Markets LLC			400,000	6/5/2018	0.87%
The Royal Bank of Scotland Plc			500,000	9/5/2018	1.04%
Citibank, N.A. CME Clearing House	(3)	(4)	300,000	2/5/2021	2.50%
The Royal Bank of Scotland Plc CME Clearing House	(3)	(4)	300,000	2/5/2021	2.69%
Wells Fargo Bank, N.A.			200,000	3/15/2021	3.14%
Citibank, N.A.			200,000	5/25/2021	2.83%
HSBC Bank USA, National Association	(1)		550,000	2/24/2022	2.45%
The Royal Bank of Scotland Plc	(2)		400,000	3/15/2023	2.39%
UBS AG	(2)		400,000	3/15/2023	2.51%
HSBC Bank USA, National Association			250,000	6/5/2023	1.91%
The Royal Bank of Scotland Plc			500,000	8/15/2023	1.98%
Goldman Sachs Bank USA CME Clearing House	(4)		600,000	8/24/2023	2.88%
UBS AG			250,000	11/15/2023	2.23%
HSBC Bank USA, National Association			500,000	12/15/2023	2.20%
Total			12,150,000		2.13%

(1)	Forward start date of February 2015

(2)	Forward start date of March 2015

(3)	Forward start date of February 2016

(4)
Beginning June 10, 2013, regulations promulgated under The Dodd-Frank Wall Street Reform and Consumer Protection Act mandate that the Company clear new interest rate swap transactions through a central counterparty. Transactions that are centrally cleared result in the Company facing a clearing house, rather than a swap dealer, as counterparty. Central clearing requires the Company to post collateral in the form of initial and variation margin to the clearing house which reduces default risk.

Exhibit 99.1

Average Balances
The table below presents certain information for the Company's portfolio for the three and nine month periods ending September 30, 2014 and 2013.

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in thousands	2014	2013	2014	2013
Average Balances*:
Agency RMBS:
15 year fixed-rate, at amortized cost	1,397,663	1,849,443	1,494,733	1,947,324
30 year fixed-rate, at amortized cost	5,134,370	9,679,520	6,040,458	10,894,824
ARM, at amortized cost	536,670	102,828	451,129	89,832
Hybrid ARM, at amortized cost	2,602,008	578,696	2,304,997	518,079
MBS-CMO, at amortized cost	463,742	494,089	481,800	500,781
Non-Agency RMBS, at amortized cost	3,177,041	3,662,796	3,313,231	3,574,810
GSE CRT, at amortized cost	544,057	—	426,611	—
CMBS, at amortized cost	3,084,169	2,533,174	2,814,581	2,362,370
Residential loans, at amortized cost	2,536,820	1,538,830	2,256,634	793,814
Commercial loans, at amortized cost	122,803	13,312	96,819	8,971
Average MBS and Loans portfolio	19,599,343	20,452,688	19,680,993	20,690,805
Average Portfolio Yields (1):
Agency RMBS:
15 year fixed-rate	2.59%	2.35%	2.66%	2.23%
30 year fixed-rate	2.95%	2.84%	3.05%	2.82%
ARM	2.30%	2.41%	2.31%	2.31%
Hybrid ARM	2.35%	2.19%	2.30%	2.30%
MBS - CMO	3.03%	2.31%	3.54%	1.87%
Non-Agency RMBS	4.44%	4.63%	4.44%	4.60%
GSE CRT	3.91%	—%	4.17%	—%
CMBS	4.50%	4.60%	4.51%	4.68%
Residential loans	3.61%	3.46%	3.60%	3.31%
Commercial loans	8.44%	10.76%	8.62%	10.97%
Average MBS and Loans portfolio	3.46%	3.35%	3.49%	3.27%
Average Borrowings*:
Agency RMBS (2)	9,078,815	11,378,486	9,603,237	12,502,114
Non-Agency RMBS	2,780,808	2,990,502	2,857,548	2,776,819
GSE CRT	425,374	—	315,826	—
CMBS (2)	2,437,566	1,963,525	2,171,806	1,876,043
Exchangeable senior notes	400,000	400,000	400,000	294,815
Asset-backed securities issued by securitization trusts	2,228,234	1,418,084	1,989,656	727,533
Total borrowed funds	17,350,797	18,150,597	17,338,073	18,177,324
Maximum borrowings during the period (3)	17,967,829	18,460,059	17,967,829	19,710,901

Exhibit 99.1

Average Cost of Funds (4):
Agency RMBS (2)	0.33%	0.39%	0.34%	0.40%
Non-Agency RMBS	1.53%	1.58%	1.53%	1.61%
GSE CRT	1.51%	—%	1.49%	—%
CMBS (2)	0.98%	1.47%	1.19%	1.46%
Exchangeable senior notes	5.62%	5.62%	5.61%	5.61%
Asset-backed securities issued by securitization trusts	3.17%	2.90%	3.18%	2.88%
Unhedged cost of funds (5)	1.13%	1.01%	1.11%	0.88%
Hedged / Effective cost of funds (non-GAAP measure)	2.29%	1.97%	2.29%	1.74%
Average Equity (6):	2,449,611	2,426,259	2,419,017	2,636,580
Average debt/equity ratio (average during period)	7.08x	7.48x	7.17x	6.89x
Debt/equity ratio (as of period end)	6.70x	6.94x	6.70x	6.95x

*
Average amounts for each period are based on weighted month-end balances; all percentages are annualized. For the three and nine months ended September 30, 2014, the average balances are presented on an amortized cost basis.

(1)
Average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the Company's average of the amortized cost of the investments. All yields are annualized.

(2)	Agency RMBS and CMBS average borrowing and cost of funds include borrowings under repurchase agreements and secured loans.

(3)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(4)	Average cost of funds is calculated by dividing annualized interest expense by the Company's average borrowings.

(5)	Excludes amortization of deferred swap losses from de-designation.

(6)	Average equity is calculated based on a weighted balance basis.